                                                                   EXHIBIT 10.46

                                                                   Master - Base
                                                                           (SCC)
                                                                Revised 10/26/99



                             SEATTLE'S BEST COFFEE
                             DEVELOPMENT AGREEMENT
                                  (Exclusive)

                                    Between

                          SEATTLE'S BEST COFFEE, LLC.

                                      and

                        _______________________________









                                         Dev. Agr. No.:________
                                         No. Options:__________
                                         Date:_________________




                                        [_]Exclusive     [_] Non-Exclusive

                         SEATTLE'S BEST COFFEE, LLC.


                            SEATTLE'S BEST COFFEE
                            DEVELOPMENT AGREEMENT

                              TABLE OF CONTENTS
I.     DEFINITIONS.....................................................    2

II.    GRANT...........................................................    2

III.   DEVELOPMENT FEE.................................................    3

IV.    DEVELOPMENT SCHEDULE............................................    3

V.     DEVELOPMENT PROCEDURES..........................................    4

VIV.   DEFAULT AND TERMINATION.........................................   10

VII.   TRANSFERABILITY OF INTEREST.....................................   10

VIII.  CONFIDENTIAL INFORMATION........................................   14

IX.    COVENANTS.......................................................   14

X.     NOTICES.........................................................   15

XI.    NON-WAIVER......................................................   16

XII.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION......................   16

XIII.  APPROVALS.......................................................   17

XIV.   ACKNOWLEDGMENT..................................................   17

XV.    SEVERABILITY AND CONSTRUCTION...................................   17

XVI.   ENTIRE AGREEMENT AND APPLICABLE LAW.............................   18

EXHIBIT A - DEVELOPMENT SCHEDULE

EXHIBIT B - TERRITORY

EXHIBIT C - FRANCHISE AGREEMENT

                                                                   EXHIBIT 10.46

                          SEATTLE'S BEST COFFEE, LLC.

                             SEATTLE'S BEST COFFEE
                             DEVELOPMENT AGREEMENT


          THIS AGREEMENT (the "Agreement"), made this ______ day of __________________________, 20___, by and between SEATTLE'S BEST COFFEE, LLC., a
Washington limited liability company, with its principal place of business at 1321 Second Avenue, Suite 200, Seattle, Washington 98101, U.S.A. ("Franchisor") and ________________________________________________ ("Developer").


                                  WITNESSETH:

          WHEREAS, Franchisor has developed and owns a unique and distinctive system for the development, establishment and operation of retail Cafes {"SBC Cafes") and Kiosks ("SBC Kiosks") ( collectively, "SBC Units" or "SBC Retail Units") that feature proprietary Seattle's Best Coffee Brand specialty coffee, coffee products and other menu items developed and owned by Franchisor; (the "SEATTLE'S BEST COFFEE System", "SBC System" or "System").

          WHEREAS, the distinguishing characteristics of the SBC System include, without limitation, the name "SEATTLE'S BEST COFFEE"; distinctive interior and exterior design and layouts, decor, color schemes, and furnishings; confidential food formulae and recipes used in the preparation of food products, formulas and specifications for preparing specialty coffee drinks and other coffee and non-coffee based products; specialized menus; standards and specifications for equipment, equipment layouts, products, operating procedures, and management programs, all of which may be changed, improved, and further developed by Franchisor from time to time;

          WHEREAS, Franchisor identifies the SBC System by means of certain trade names, service marks, trademarks, logos, emblems, and other indicia of origin, including, but not limited to, the marks "SEATTLE'S BEST COFFEE", "SBC" and such other trade names, service marks, trademarks and trade dress as are now, or may hereafter, be designated by Franchisor for use in connection with the SBC System (collectively referred to as the "Proprietary Marks");

          WHEREAS, Franchisor continues to develop, use, and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder in the SBC System and to represent the SBC System's high standards of quality, appearance, and service;

          WHEREAS, Developer wishes to be assisted, trained and licensed by Franchisor as a developer and franchisee of SBC Retail Units, and licensed to use, in connection therewith, the SBC System;

          WHEREAS, Developer understands the importance of the SBC System and SBC's high and uniform standards of quality, cleanliness, appearance, and service, and the necessity of opening and operating Developer's SBC Retail Units in conformity with the SBC System; and

          WHEREAS, Developer wishes to obtain the right to develop SBC Retail Units ("Franchised Units") in the area described in this Agreement and to use the SBC System in connection with those Franchised Units;

          NOW, THEREFORE, the parties hereto agree as follows:

I.   DEFINITIONS

     1.01. For the purposes of this Agreement, the following terms shall be deemed to have the definitions set forth below:

           1. "SBC Cafe" shall mean a free-standing or in-line SBC Retail Unit incorporating the full SBC Cafe design and trade-dress and offering the full SBC Cafe menu with dedicated seating for customers;

           2. "SBC Kiosk" shall mean a self-contained SBC Retail Unit, incorporating less than the full SBC Cafe design and trade-dress, with no dedicated seating for customers (i.e. , food court, kiosk, etc.).

II.  GRANT

     2.01. Franchisor hereby grants the Developer, subject to the terms and conditions of this Development Agreement and as long as Developer shall not be in default of this Agreement or any other development, franchise or other agreement between Developer and Franchisor, development rights to obtain franchises to establish and operate ________ SBC Retail Units, and to use the SBC System solely in connection therewith, at specific locations to be designated in separate franchise agreements ("Franchise Agreements"), executed as provided in Section 4.01 hereof, and pursuant to the schedule set forth in Exhibit A to this Agreement ("Development Schedule"). Developer must have a
---------
minimum of two (2) SBC Cafes open and in operation in the Territory before developing any SBC Kiosks in the Territory. At no time during the term of this Development Agreement shall the total number of SBC Kiosks exceed 33.33% of the total number of Franchised Units owned and/or operated by Developer in the Territory. Each Franchised Unit developed pursuant hereto shall be located in the area described in Exhibit B hereto "(Development Area").
                      ---------

     2.02. Subject to the terms and conditions herein, Franchisor shall neither establish nor license anyone other than Developer to establish an SBC Retail Unit in the Development Area until sixty (60) days after the commencement of operations of the final Franchised Unit under this Agreement, without Developer's prior written consent. Notwithstanding the foregoing, nothing in this Agreement shall be deemed in any way to limit Franchisor's right to sell SBC coffee and related coffee products anywhere in the Territory or elsewhere, including, but not limited to, sales on the Internet, by mail order, or through wholesale distribution channels, including, but not limited to independent coffee retailers, department stores, food marts, and grocery stores, during and after the term of this Agreement (hereinafter "Wholesale Accounts"). Wholesale Accounts of Franchisor may, in turn, sell SBC coffee and related SBC products in the Territory or elsewhere under the same or different trademarks.

     2.03. Each Franchised Unit for which a development right is granted hereunder shall be established and operated pursuant to a Franchise Agreement to be entered into between Developer and Franchisor in accordance with Section 3.01 hereof.

     2.04. This Agreement is not a franchise agreement, and does not grant the Developer any right to use Franchisor's Proprietary Marks or the SBC System, but merely sets forth the terms and conditions under which Developer will be entitled to obtain a franchise agreement.

     2.05. Developer shall have no right under this Agreement to license others under the Proprietary Marks or to use the SBC System.

III. DEVELOPMENT FEE

     3.01. In consideration of the development rights granted herein, Developer has paid to the Franchisor upon execution of this Agreement a non-refundable development fee ("Development Fee") of __________________________________
Dollars ($_____________) which Development Fee shall be fully earned by Franchisor upon execution of this Development Agreement for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of the rights granted Developer herein. Developer shall execute a separate Franchise Agreement for each Franchised Unit which Developer opens pursuant to this Development Agreement, and shall pay the Franchise Fees set forth in Section 3.02 below in connection therewith. The Development Fee shall be non-refundable. Provided Developer is not otherwise in default under the terms of this Development Agreement and/or any other agreement between Developer and Franchisor, Developer shall receive a credit in the amount of Ten Thousand Dollars and NO/CENTS ($10,000.00) towards the Franchise Fee payable under the Franchise Agreement for the first Franchised Unit developed hereunder and Five Thousand Dollars ($5,000.00) for each additional Franchised Unit developed hereunder until the total amount of the credits equals the Development Fee paid by Developer hereunder. In no event shall the total amount of such credits exceed the Development Fee paid by Developer to Franchisor hereunder.

     3.02 In consideration of the establishment of each Franchised Unit to be developed hereunder and the assistance and services which will be received by Developer under the franchise agreements, Developer shall pay to Franchisor a non-refundable franchise fee as follows:

     A. Thirty Thousand Dollars (U.S. $30,000) for the first SBC Cafe developed hereunder, payable no later than execution of the franchise agreement for such SBC Cafe, as described in Section IV hereof, and

     B. Twenty Thousand U.S. Dollars (U.S. $20,000) for each additional SBC Cafe to be developed hereunder, payable no later than execution of the franchise agreement for each such SBC Cafe, as described in
            Section IV hereof.

     C. Fifteen Thousand U.S. Dollars (U.S. $15,000) for each SBC Kiosk to be developed hereunder, payable no later than execution of the franchise agreement for each such SBC Kiosk, as described in Section IV hereof. Notwithstanding anything to the contrary set forth herein, in the event the first Franchised Unit developed hereunder is an SBC Kiosk, the Franchise Fee for such Kiosk shall be Twenty Thousand Dollars and No/100 ($20,000) payable upon execution of the franchise agreement for such SBC Kiosk, as described in Section IV hereof.

     The franchise fees shall be non-refundable.

IV.  DEVELOPMENT SCHEDULE

     4.01. Developer shall exercise each development right granted herein only by executing a Franchise Agreement for each Franchised Unit for a site accepted by the Franchisor in the Development Area as hereinafter provided. Developer's right to execute such a Franchise Agreement shall be contingent upon Developer's continuous performance of all of the terms and conditions of this Agreement and any other development, franchise or other agreements between Developer and Franchisor. The Franchise Agreement for each Franchised Unit developed pursuant to this Agreement shall be in the form of the Franchise Agreement attached hereto as Exhibit C.

     4.02. Recognizing that time is of the essence in this Agreement, Developer agrees to exercise the development rights granted hereunder in the manner specified in Section IV hereof and to satisfy the Development Schedule. Failure by Developer to adhere to the Development Schedule shall constitute a default under this Agreement, as provided in Section 6.03. hereof.

     4.03. In addition to the development fee required by Section III hereof, Developer shall, upon execution of the Franchise Agreement for each Franchised Unit issued hereunder, pay an initial franchise fee in the amount referred to in
Section 3.02 hereof, all of which amount shall be non-refundable and fully earned by Franchisor upon execution of the Franchise Agreement for such Franchised Unit.

V.   DEVELOPMENT PROCEDURES

     5.01. Developer assumes all cost, liability and expense for locating, obtaining and developing the site for each Franchised Unit. Developer shall not make any binding commitments to lease and/or purchase a proposed site until the site has been accepted by Franchisor, in writing.

     5.02 Franchisor will provide Developer with the following site selection assistance: (1) SBC site-selection guidelines and, as Developer may request, a reasonable amount of consultation with respect thereto; and (2) such on-site evaluation as Franchisor may deem advisable as part of its evaluation of Developer's request for site acceptance. Developer agrees that Franchisor will incur no liability to Developer for site selection assistance provided by Franchisor, except for gross negligence or willful misconduct.

     5.03   Site Selection.
            --------------

            A. Franchisor establishes, from time to time, site selection criteria for demographic characteristics, traffic patterns, parking, character of the neighborhood, competition from other businesses in the area, the proximity to other businesses (including other SBC Retail Units), the nature of other businesses in proximity to the site and other commercial characteristics (including the purchase price, rental obligations and other lease terms for the proposed site) and the size, appearance, other physical characteristics, and a site plan of the premises. Developer shall select proposed sites that it reasonably believes to conform to the site selection criteria and submit to Franchisor a complete real estate site package (containing that information as Franchisor may reasonably require) for each proposed site (hereinafter a "Site Acceptance Request" or "SAR").

            B. Developer acknowledges that, in order to preserve and enhance the reputation and goodwill of all SBC Retail Units and the goodwill of the Proprietary Marks, all SBC Retail Units must be properly developed, operated and maintained. Accordingly, Developer agrees that Franchisor may refuse to accept a site for a proposed Franchised Unit unless Developer demonstrates sufficient financial capabilities, in Franchisor's sole judgment, applying standards consistent with criteria Franchisor uses to establish SBC Retail Units in other comparable market areas, to properly develop, operate and maintain the proposed Franchised Unit. To this end, Developer shall furnish Franchisor with such financial statements and other information regarding Developer and the development and operation of the proposed Franchised Unit, including, without limitation, investment and financing plans for the proposed Franchised Unit, as Franchisor reasonably may require.

     5.04  Site Acceptance
           ---------------

           A. Within 45 days after Franchisor's receipt of the information described in Section 5.03, Franchisor shall advise Developer in writing whether it has accepted a particular site for development of a Franchised Unit. Franchisor may accept a site subject to certain conditions which Franchisor shall specify in writing. If Franchisor does not accept a completed Site Acceptance Request within 45 days, Franchisor shall be deemed to have denied acceptance of the proposed site for the Franchised Unit. Franchisor's acceptance or denial of acceptance of a proposed site for a Franchised Unit may be subject to reasonable conditions as determined in its sole discretion.

           B. Franchisor's acceptance of a site for a Franchised Unit is not a representation or a promise by Franchisor that a Franchised Unit at that location will achieve any particular sales volume or that it will be profitable. Similarly, Franchisor's acceptance of a site and its refusal to accept other sites is not a representation or a promise that the accepted site will have a higher sales volume or be more profitable than a site which Franchisor did not accept. Franchisor assumes no liability or responsibility for: (1) inspection of any structure on a proposed site for asbestos or other toxic or hazardous materials; (2) compliance with the Americans With Disabilities Act ("ADA"); or
               (3) compliance with any other applicable law. It is Developer's sole responsibility to obtain satisfactory evidence and/or assurances that the proposed site (and any structures thereon) is free from environmental contamination and in compliance with the requirements of the ADA.

     5.05 Franchisor has the right, from time to time, to delegate the performance of any portion or all of its obligations and duties under this Agreement to designees, whether agents of Franchisor or independent contractors with which Franchisor has contracted to provide this service.

     5.06. Site Acquisition
           ----------------

           A. Within ninety (90) days after notice of Franchisor's acceptance of a proposed site, Developer shall submit, in writing to Franchisor, satisfactory proof to Franchisor that Developer:

               (i)   owns the accepted site; or

               (ii) has leased the accepted site for a term which, with renewal options, is not less than the initial term of the Franchise Agreement; or

               (iii) has entered into a written agreement to purchase
                     or to lease the accepted site on terms provided herein, subject only to obtaining necessary governmental permits.

     The proof required by this Section includes, but is not limited to, submission of executed copies of all leases and deeds, as well as all governmental approvals if effectiveness of the leases or deeds is conditioned thereon.

          B. If Developer proposes to lease or sublease the accepted site, Developer shall provide Franchisor with a copy of the fully-executed lease for the accepted site within 90 days after Franchisor's acceptance of the proposed site, but, in any event, prior to the commencement of construction at the site. The lease or sublease shall not contain any covenants, use clauses or other obligations that would prevent Developer from performing its obligations under the Franchise Agreement. Any lease, sublease, letter of intent or lease memorandum for the Franchised Location shall contain provisions that satisfy the following requirements during the entire term of the lease, including any renewal terms:

               1. The landlord consents to Developer's use of the proprietary signs, distinctive designs and layouts of the SBC System, the Proprietary Marks, and upon expiration or the earlier termination of the lease, consents to permit Developer, at Developer's expense, to remove all such items and other trade fixtures, so long as Developer makes repairs to the building caused by such removal.

               2. The landlord agrees to provide Franchisor (at the same time sent to Developer) a copy of all amendments and assignments and notices of default pertaining to the lease and the leased premises.

               3. Franchisor shall have the right to enter the leased premises to make any modifications or alterations, at its own cost, necessary to protect the Proprietary Marks and the SBC System and to cure, within the time periods provided by the lease, any default under the lease, all without being guilty of trespass or other tort, and to charge Developer for these costs.

               4. The landlord agrees that Developer shall be solely responsible for all obligations, debts and payments under the lease.

               5. The landlord agrees that, following the expiration or earlier termination of the Franchise Agreement, Developer shall have the right to make those alterations and modifications to the premises as may be necessary to clearly distinguish to the public the premises from an SBC Franchised Unit and also make those specific additional changes as Franchisor reasonably may request for that purpose. The landlord also agrees that, if Developer fails to promptly make these alterations and modifications, Franchisor shall have the right to do so without being guilty of trespass or other tort so long as Franchisor makes repairs to the building caused by such removal.

               6. The landlord agrees not to amend or otherwise modify the lease in any manner that would affect any of the foregoing requirements without the prior written consent of Franchisor, which consent shall not be unreasonably withheld.

               7. Developer may assign the lease to Franchisor or its designee with landlord's consent (which consent shall not be unreasonably withheld) and without payment of any assignment fee or similar charge or increase in any rentals payable to the landlord.

     5.07  Construction of the Franchised Unit

           A.  Franchised Unit Development
               ---------------------------

               1. Developer assumes all cost, liability and expense for developing, constructing and equipping each Franchised Unit. Franchisor will furnish to Developer prototypical plans and specifications for an SBC Retail Unit, including requirements for dimensions, design, image, interior layout, decor, fixtures, equipment, signs, furnishings, storefront and color scheme. It shall be Developer's responsibility to have prepared all required construction plans and specifications to suit the shape and dimensions of the accepted site and Developer must ensure that these plans and specifications comply with applicable ordinances, building codes and permit requirements and with lease requirements and restrictions. Developer shall use only registered architects, registered engineers, and professional and licensed contractors.

               2. Within ninety (90) days after notice of Franchisor's acceptance of a proposed site, Developer shall:

                    (a) submit proposed construction plans, specifications and drawings for the Franchised Unit ("Plans") to Franchisor which must be in conformity with Franchisor's then-current standards and specifications for SBC Retail Units, as set out in the current Confidential Operating Standards Manual (as defined in the Franchise Agreement) or otherwise in writing, and shall, upon the request of Franchisor, submit all revised or "as built" Plans during the course of such construction. Franchisor will approve or refuse to approve the Plans and notify Developer within 30 days after Franchisor receives the Plans. (Approval shall not be unreasonably withheld.). The Plans shall include, but are not limited to, floor plans, equipment layouts, decor, and interior and exterior elevations. Once Franchisor has approved the Plans, no substantial change shall be made to the Plans without the prior approval of Franchisor, which shall not to be unreasonably withheld. If, in the course of construction, any such change in the Plans is contemplated, the approval of Franchisor must first be obtained before proceeding. Franchisor shall approve or disapprove Plan changes within 10 business days of receipt; and

                    (b) execute the Franchise Agreement and pay all fees required thereunder. If Developer is a partnership, each general partner shall, and if Developer is a corporation, each stockholder holding a beneficial interest of five percent (5%) or more of the securities with voting rights of Developer or any corporation directly or indirectly controlling Developer shall, guarantee the performance of the Franchise Agreement by executing the Franchisor's Franchise Agreement Guarantee form. Franchisor shall not approve the final construction plans until the Franchise Agreement is executed and all fees are paid by Developer.

               3. Developer may not commence construction of any Franchised Unit prior to receiving written notification from Franchisor that it has approved the Plans for each Franchised Unit. All construction must be in accordance with Plans approved by Franchisor and must comply in all respects with applicable laws, ordinances and local rules and regulations. The Franchised Unit may not open if construction has not been performed in substantial compliance with Plans approved by Franchisor, and this Agreement may be terminated if such non-compliance is not cured within a commercially reasonable amount of time. Franchisor may furnish guidance to Developer in developing the Franchised Unit and may periodically inspect the premises during its development.

          B.   Commencement and Completion of Construction
               -------------------------------------------

               1. No more than thirty (30) days after the Franchisor approves Developer's Plans, Developer shall commence construction or renovation of the Franchised Unit. If commencement of construction or renovation is delayed by a cause beyond the reasonable control of Developer, the date upon which commencement of construction or renovation is to begin may be extended by obtaining written approval of Franchisor. Prior to the commencement of construction, Developer shall: (1) eliminate or otherwise satisfy all of the conditions set forth in writing by Franchisor; (2) if not previously paid, pay Franchisor the balance of the initial fees required by this Agreement; and (3) provide Franchisor, if Developer leases the premises of the Franchised Unit, a copy of the fully-executed lease for the premises or, if Developer owns the premises, proof of Developer's ownership interest and (4) procure the insurance coverage provided for in Section XI of the Franchise Agreement, and maintain such insurance coverage throughout the term of the Franchise Agreement.

               2. Upon commencement of construction or renovation of the Franchised Unit, Developer shall notify Franchisor on such form as Franchisor may prescribe.

               3. Notwithstanding the occurrence of any events, except events constituting Force Majeure, construction shall be completed and the Franchised Unit shall be furnished, equipped and shall otherwise be ready to open for business in accordance with this Agreement not later than 180 days after the earlier to occur of
               (i) Franchisor's acceptance of the site of the Franchised Unit or
               (ii) the date of execution of the Franchise Agreement ("the Opening Date"). If events constituting Force Majeure cause a delay in the commencement of construction of the Franchised Unit, Franchisor shall proportionately extend the Opening Date for the Franchised Unit.

               4. Developer agrees, at its sole expense, to do or cause to be done the following, by the Opening Date:

                   (a) Obtain and maintain all required building, utility, sign, health, sanitation, business and other permits and licenses applicable to the Franchised Unit.

                    (b) Construct all required improvements to the premises and decorate the interior of the Franchised Unit in compliance with the Plans approved by Franchisor.

                    (c) Purchase or lease and install all specified and required fixtures, equipment, furnishings and signs required for the Franchised Unit.

                    (d) Purchase an opening inventory for the Franchised Unit of only authorized and approved products and other materials and supplies.

          C.   Acquisition of Necessary Furnishings, Fixtures and Equipment
               ------------------------------------------------------------

               1. Developer agrees to use in the development and operation of the Franchised Unit only those fixtures, furnishings, equipment and signs that Franchisor has approved for SBC Retail Units as meeting its specifications and standards for quality, design, appearance, function and performance. Developer further agrees to place or display at the Franchised Unit only those signs, emblems, lettering, logos and display materials that Franchisor approves in writing from time to time.

               2. Developer shall purchase or lease approved brands, types or models of fixtures, furnishings, equipment and signs only from suppliers designated or approved by Franchisor, which may include Franchisor. If Developer proposes to purchase, lease or otherwise use any fixtures, furnishings, equipment or signs which have not been approved by Franchisor, Developer shall first notify Franchisor in writing and shall, at its sole expense, submit to Franchisor upon its request sufficient specifications, photographs, drawings and/or other information or samples for a determination as to whether those fixtures, furnishings, equipment and/or signs comply with the specifications and standards of Franchisor. Franchisor will, in its sole discretion, approve or disapprove the items and notify Developer within 30 days after Franchisor receives the request.

               3. If Developer builds any portion of the Franchised Unit not in compliance with the approved plans and/or the SBC System specifications without receiving prior written consent of Franchisor, Franchisor shall have the right to delay the opening of the Franchised Unit until Developer, at its sole expense, brings the Franchised Unit's development within full compliance of the specifications.

          D.   Inspection, Cooperation
               -----------------------

               During the course of construction and/or renovation of the Franchised Unit, Developer shall (and shall cause Developer's architect, engineer, contractors, and subcontractors to) cooperate fully with Franchisor and its designees for the purpose of permitting Franchisor and its designees to inspect the premises of the Franchised Unit and the course of construction and/or renovation of the Franchised Unit in order to determine whether construction and/or renovation is proceeding according to the Plans. Without limiting the generality of the foregoing, Developer, and Developer's architect, engineer, contractors and subcontractors shall: (1) supply Franchisor or its designees with samples of construction and/or renovation materials, due diligence environmental studies, supplies, equipment and other material and reports, if any such tests, studies or reports indicate there may be material problems or as Franchisor or its designees may request; and (2) afford representatives of Franchisor and its designees access to the Franchised Location and to the construction and/or renovation work in order to permit Franchisor and its designees to carry out inspections.

    5.08. Limitation of Liability. Notwithstanding the right of Franchisor to
          ------------------------
approve the Plans and to inspect the construction and/or renovation of the Franchised Unit, Franchisor and its designees shall have no liability or obligation with respect to the premises of the Franchised Unit, the design, construction or renovation of the Franchised Unit or the furnishings, fixtures and equipment to be required; the rights of Franchisor being exercised solely for the purpose of ensuring compliance with the terms and conditions of this Agreement.

     5.09 Right to Open the Franchised Unit

          1. Developer shall notify Franchisor in writing at least 30 days prior to the date Developer expects construction and/or renovation of each Franchised Unit to be completed and a certificate of occupancy issued. Franchisor reserves the right, after receiving Developer's notice, to conduct a final inspection of the Franchised Unit and its premises to determine if Developer has complied with this Agreement. Franchisor shall not be liable for delays or loss occasioned by its inability to complete its investigation and to make a determination within this period. Developer shall not open the Franchised Unit for business without the express written authorization of Franchisor, which will not be granted unless Developer has satisfied the following conditions:

          1. Developer is not in material default under this Agreement or any other agreements with Franchisor; Developer is not in default beyond the applicable cure period under any real estate lease, equipment lease or financing instrument relating to the Franchised Unit (or any other Franchised Unit), Developer is not in default beyond the applicable cure period with any vendor or supplier to the Franchised Unit (or any other Franchised Unit) and, for the previous 6 months, Developer has not been in default beyond the applicable cure period under any agreement with Franchisor.

          2. Developer has executed the Franchise Agreement for the Franchised Unit (and all other Franchised Units), is current on all obligations due Franchisor and has paid Franchisor the balance of the initial fees required by this Agreement (and all other Agreements).

          3. Franchisor is satisfied that the Franchised Unit was constructed and/or renovated substantially in accordance with the Plans approved by Franchisor and state and local codes.

          4. If the premises of the Franchised Unit is leased, Franchisor has received a copy of the fully-executed lease.

          5. Developer has obtained a certificate of occupancy and any other required health, safety or fire department certificates. If requested by Franchisor, Developer shall submit a copy of the certificate of occupancy to Franchisor.

          6. Developer has certified to Franchisor in writing that the installation of all items of furnishings, fixtures, equipment, signs, computer terminals and related equipment, supplies and other items has been accomplished and that Developer has hired and properly trained its staff.

          7. Franchisor has determined that the Franchised Unit has been constructed and/or renovated and equipped substantially in accordance with the requirements of this Agreement and that Developer has hired and trained a staff in accordance with the requirements of this Agreement and the Franchise Agreement.

                8. Franchisor has been furnished with copies of all insurance policies required by Section XI of the Franchise Agreement or such other evidence of insurance coverage and payment of premiums as Franchisor reasonably may request.

           B. If the Franchised Unit is Developer's first Franchised Unit opened hereunder, Franchisor shall provide a representative to be present at the opening. The Franchised Unit shall not be opened unless such representative is present. Should commencement of operation of the Franchised Unit be delayed by the failure of Franchisor to provide such a representative, the date upon which commencement of operation of the Franchised Unit is required pursuant to Exhibit A of this Agreement, shall be extended until such time as such assistance is provided by Franchisor.

VI.  DEFAULT AND TERMINATION

     6.01. The rights granted to Developer in this Agreement have been granted based upon Developer's representations and assurances, among others, that the conditions set forth in Sections IV and V of this Development Agreement will be met by Developer in a timely manner.

     6.02. Developer shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer shall become insolvent or make a general assignment for the benefit of creditors; if a petition in bankruptcy is filed by Developer or such a petition is filed against Developer and not opposed by Developer; or if Developer is adjudicated bankrupt or insolvent; or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under the applicable law of any jurisdiction should be instituted by or against Developer; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed); or if Developer is dissolved; or if execution is levied against Developer's property or business; or if suit to foreclose any lien or mortgage against the premises or equipment of any Franchised Unit developed hereunder is instituted against the Developer and not dismissed within thirty (30) days; or if the real or personal property of any Franchised Unit developed hereunder shall be sold after levy thereupon by any sheriff, Marshall, or constable.

     6.03. If Developer fails to comply with the Development Schedule or any other terms of this Agreement, or fails to obtain Franchisor's approval of a site or construction plans and specifications prior to commencement of construction, or fails to comply with any terms or conditions of any franchise agreement covering a Franchised Unit established hereunder, or any other agreement between Developer or any affiliate of Developer and Franchisor or any affiliate of Franchisor, such action shall constitute a default under this Development Agreement. Upon such default, Franchisor, in its discretion, may, effective immediately upon the mailing of written notice by Franchisor to Developer, do any one or more of the following:

         A. Terminate this Agreement and all rights granted hereunder without affording the Developer any opportunity to cure the default;

         B. Reduce the number of Franchised Units which Developer may establish pursuant to Section 1.01 of this Agreement;

         C.  Terminate the territorial exclusivity granted Developer in Section
             1.01 hereof or reduce the area of territorial exclusivity granted Developer hereunder;

         D. Withhold evaluation or approval of site proposal packages and refuse to permit the opening of any Franchised Unit then under construction or otherwise not ready to commence operations; or

         E.  Accelerate the Development Schedule set forth in Exhibit A hereto.

     In addition to the foregoing, Franchisor shall be entitled to pursue any other remedies available hereunder or at law or in equity.

     6.04. Upon termination of this Agreement, Developer shall have no right to establish or operate any Franchised Unit for which a Franchise Agreement has not been executed by Franchisor and delivered to Developer at the time of termination; and Franchisor shall be entitled to establish, and to license others to establish, Franchised Units in the Development Area, except as may be provided under any other agreement which is then in effect between Franchisor and Developer.

     6.05. A default in the Development Schedule under this Development Agreement shall not constitute a default under any existing Franchise Agreement between the parties hereto.

VII. TRANSFERABILITY OF INTEREST

     7.01.   Transfer by Franchisor.  This Agreement shall inure to the benefit
             ----------------------
of the successors and assigns of Franchisor. Franchisor shall have the right to transfer or assign its interest in this Agreement to any person, persons, partnership, association, or corporation. If Franchisor's assignee assumes all the obligations of Franchisor hereunder and sends written notice of the assignment so attesting, Developer agrees promptly to execute a general release of Franchisor, and any affiliates of Franchisor, from claims or liabilities of Franchisor under this Agreement.

     7.02.   Transfer by Developer.  Developer understands and acknowledges that
             ---------------------
the rights and duties set forth in this Agreement are personal to Developer, and that Franchisor has granted this

Agreement in reliance on Developer's business skill and financial capacity. Accordingly, neither (i) Developer, nor (ii) any immediate or remote successor to Developer, nor (iii) any individual, partnership, corporation or other legal entity which directly or indirectly owns any interest in the Developer or in this Development Agreement, shall sell, assign, transfer, convey, donate, pledge, mortgage, or otherwise encumber any direct or indirect interest in this Agreement or in Developer without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor, shall be null and void, and shall constitute a material breach of this Agreement, for which Franchisor may then terminate without opportunity to cure pursuant to Section 6.03. of this Agreement. Notwithstanding anything in this Agreement to the contrary, Developer understands and acknowledges that individual development rights to obtain franchises to establish and operate Franchised Units may not be transferred except in connection with a transfer of this Development Agreement, together with all remaining development options due to be developed under this Agreement, in accordance with the conditions set forth herein.

     7.03.   Conditions for Consent.  Franchisor shall not unreasonably withhold
             ----------------------
its consent to any transfer referred to in this Section hereof for the remainder of the term hereof, when requested; provided, however, that prior to the time of transfer:

             A.  Developer shall not be in default of the Development Schedule;

             B. The transfer must be in conjunction with a simultaneous transfer to the same transferee of all Franchised Units operated by Developer under the SBC System within the same DMA('s) as the remaining development options ;

             C. All of Developer's accrued monetary obligations to Franchisor and its subsidiaries and affiliates shall have been satisfied;

             D. Developer shall have agreed to remain obligated under the covenants contained in Sections VII and VIII hereof as if this Agreement had been terminated on the date of the transfer;

             E. The transferee must be of good moral character and reputation, in the reasonable judgment of the Franchisor;

             F. The transferee shall have demonstrated to the Franchisor's satisfaction, by meeting with the Franchisor or otherwise at Franchisor's option, that the transferee's qualifications meet the Franchisor's then current criteria for new developers;

             G. The parties must execute a written assignment, in a form satisfactory to Franchisor, pursuant to which the transferee shall assume all of the obligations of the individual or entity which is the transferor under this Agreement and pursuant to which Developer shall generally release any and all claims it might have against Franchisor as of the date of the assignment;

         H. The transferee must, at Franchisor's option, execute the then-current form of Development Agreement and such other then-current ancillary agreements as Franchisor may reasonably require. The then-current form of Development Agreement may have significantly different provisions, provided, however, that Exhibits A and B hereto shall be Exhibits A and B to such development agreement;

         I. If the transferee is a partnership, the partnership agreement shall provide that further assignments or transfers of any interest in the partnership are subject to all restrictions imposed upon assignments and transfers in this Agreement;

         J. Developer shall, at Franchisor's option and request, execute a written guarantee of the transferee's obligations under the Agreement, which such guarantee shall not exceed a period of three
             (3) years from the date of transfer; and

         K. The Developer or the transferee shall have paid to Franchisor a transfer fee of Five Thousand Dollars ($5,000), to cover Franchisor's administrative expenses in connection with the transfer, but no development fees shall be charged by Franchisor for a transfer. If the transferee is a corporation formed by Developer for the convenience of ownership and in which the Developer is the sole shareholder, no transfer fee shall be required.

   7.04. Grant of Security Interest.  Developer shall grant no security
         --------------------------
interest in this Agreement unless the secured party agrees that, in the event of any default by Developer under any documents related to the security interest,
(i) Franchisor shall be provided with notice of default and be given a reasonable time within which to cure said default, (ii) Franchisor shall have the right and option to be substituted as obligor to the secured party and to cure any default of Developer or to purchase the rights of the secured party upon payment of all sums then due to such secured party, except such amounts which may have become due as a result of any acceleration of the payment dates based upon the Developer's default, and (iii) such other requirements as Franchisor, in its sole discretion, deems reasonable and necessary to protect the integrity of the Proprietary Marks and the SBC System.

     7.05.  Death or Mental Incapacity.  Upon the death or mental incapacity of
            --------------------------
any person with an interest in this Agreement or in Developer, the executor, administrator, or personal representative of such person shall transfer his interest to a third party approved by Franchisor within twelve (12) months after such death or mental incapacity. Such transfer, including, without limitation, transfer by devise or inheritance, shall be subject to the same conditions as any inter vivos transfer. However, in the case of transfer by devise or
    ----- -----
inheritance, if the heirs or beneficiaries of any such person are unable to meet the conditions in this Section VII, the personal representative of the deceased Developer shall have a reasonable time, but no more than eighteen (18) months after the death of the Developer, to dispose of the deceased's interest in this Agreement and the business conducted pursuant hereto, which disposition shall be subject to all the terms and conditions for assignments and transfers contained in this Agreement. If the interest is not disposed of within twelve (12) or eighteen (18) months, whichever is applicable, Franchisor may terminate this Agreement pursuant to Section 5.03 hereof.

     7.06.  Right of First Refusal.  Any party holding any interest in this
            ----------------------
Agreement or in Developer, and who desires to accept any bona fide offer from a
                                                         ---- ----
third party to purchase such interest, shall notify Franchisor in writing of such offer within ten (10) days of receipt of such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification, to send written notice to the seller that Franchisor intends to purchase the seller's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the seller's interest, closing on such purchase must occur within sixty
(60) days from the date of notice to the seller of the election to purchase by Franchisor. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section 7.06 shall not constitute a waiver of any other provisions of this Agreement, including all of the requirements of this Section VII, with respect to a proposed transfer.

     In the event the consideration, terms, and/or conditions offered by a third party are such that Franchisor may not reasonably be required to furnish the same consideration, terms, and/or conditions, then Franchisor may purchase the interest in this Agreement, Developer, or Developer's business proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time as to the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and his determination shall be binding upon the parties.

     7.07.  Offerings by Developer.  Securities or partnership interests in
            ----------------------
Developer may be offered to the public, by private offering or otherwise, only with the prior written consent of Franchisor, which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for review prior to their use. No offering of such securities shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in the underwriting, issuance, or offering of securities by Developer or Franchisor; and Franchisor's review of any offering shall be limited solely to the subject of the relationship between Developer and Franchisor. Developer and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Developer shall pay to Franchisor a non-refundable fee of Five Thousand Dollars ($5,000), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement any offering or other transaction covered by this Section 7.07.

VIII.  CONFIDENTIAL INFORMATION

     8.01. Developer shall not, during the term of this Agreement or thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association, or corporation, any confidential information, knowledge, or know-how concerning the construction and methods of operation of any Franchised Unit which may be communicated to Developer, or of which Developer may be apprised, by virtue of Developer's operation under the terms of this Agreement. Developer shall divulge such confidential information only to such employees of Developer as must have access to it in order to exercise the development rights granted hereunder and to establish and operate the Franchised Units pursuant to the Franchise Agreement and as Developer may be required by law, provided, Developer shall give Franchisor prior written notice of any such required disclosure immediately upon receipt of notice by Developer in order for Franchisor to have the opportunity to seek a protective order or take such other actions as it deems appropriate under the circumstances.

     8.02. Any and all information, knowledge, and know-how, including, without limitation, drawings, materials, equipment, recipes, prepared mixtures or blends of coffees r other food products, and other data, which Franchisor designates as confidential, and any information, knowledge, or know-how which may be derived by analysis thereof, shall be deemed confidential for purposes of this Development Agreement, except information which Developer can demonstrate came to Developer's attention prior to disclosure thereof by Franchisor or which, at the time of disclosure thereof by Franchisor to Developer, had become a part of the public domain, through publication or communication by others or which, after disclosure to Developer by Franchisor, becomes a part of the public domain, through publication or communication by others.

     8.03. Developer shall require all of Developer's employees, as a condition of their employment, to execute an employment agreement, as provided in writing by Franchisor, prohibiting them during the term of their employment, or thereafter, from communicating, divulging, or using for the benefit of any person, persons, partnership, association, or corporation any confidential information, knowledge, or know-how concerning the methods of operation of the franchised business which may be acquired during the term of their employment with Developer. A duplicate original of each such agreement shall be provided to Franchisor upon execution.

IX.  COVENANTS

     9.01. Developer specifically acknowledges that, pursuant to this Agreement, Developer will receive valuable specialized training and confidential information, including, without limitation, information regarding the operational, sales, promotional, and marketing methods and techniques of Franchisor and the System. Developer covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Developer (who, unless otherwise specified, shall include for purposes of this Section IX, collectively and individually, all officers, directors and holders of a beneficial interest of five percent (5%) or more of the securities with voting rights of Developer, and of any corporation directly or indirectly controlling Developer, if Developer is a corporation, and the general partners and any limited partners, including any corporation and the officers, directors and holders of beneficial interests of five percent (5%) or more of the securities with voting rights, of a corporation which controls, directly or indirectly, any general or limited partner, if Developer is a partnership) shall not, either directly or indirectly, for Developer or through or on behalf of, or in conjunction with, any person, persons, partnership, or corporation:

            A. Divert or attempt to divert any business or customer of the Franchised Units to be developed hereunder to any competitor by direct or indirect inducements or otherwise, or to do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System;

            B. Employ or seek to employ any person who is at the time employed by Franchisor or by any other SEATTLE' BEST COFFEE franchisees or otherwise, or directly or indirectly induce such person to leave his or her employment; or

            C. Own, maintain, operate, engage in, or have any interest in any business that prepares, offers, sells, roasts and/or distributes specialty coffee products and/or any product or service substantially similar to those sold within the SEATTLE' BEST COFFEE System (a "Specialty Coffee Shop"); provided, however, that the term "Specialty Coffee Shop" shall not apply to any business operated by Franchisee under a franchise agreement with Franchisor or an affiliate of Franchisor. During the term of this Agreement, there is no geographical limitation on this restriction.

     9.02. Developer covenants that, except as otherwise approved in writing by the Franchisor, Developer shall not, either directly or indirectly, for itself or through or on behalf of, or in conjunction with, any person, persons, partnership or corporation, during the term hereof or for two (2) years following expiration or termination of this Agreement, regardless of the cause for termination, own, maintain, engage in, or have an interest in any Specialty Coffee Shop which is located within a radius of ten (10) miles of the location of any other SBC Retail Unit, whether owned by Franchisor or any other SBC franchisee, which is in existence as of the date of expiration or termination of this Agreement.

     9.03. At Franchisor's request, Developer shall require and obtain execution of covenants similar to those set forth in this Section IX (including covenants applicable upon the termination of a person's relationship with Developer) from all officers, directors, and holders of a direct or indirect beneficial ownership interest of five percent (5%) or more in Developer. Every covenant required by this Section 9.03. shall be in a form satisfactory to Franchisor, including, without limitation, specific identification of Franchisor as a third party beneficiary of such covenants with the independent right to enforce them. Failure by Developer to obtain execution of a covenant required by this Section 9.03. shall constitute a material breach of this Agreement.

X.   NOTICES

     Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered by any means which will provide evidence of the date received to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to Franchisor:   SEATTLE'S BEST COFFEE, LLC.
                              Second Avenue 1321
                              Suite 200
                              Seattle, WA 98101

                              cc: AFC Legal Department
                              Six Concourse Parkway
                              Suite 1700
                              Atlanta, GA 30328

     Notices to Developer:    ________________________
                              Attention: _____________


     All written notices and reports permitted or required to be delivered by the provisions of this Agreement shall be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified and shall be deemed so delivered (i) at the time delivered by hand; (ii) one (1) business day after sending by telegraph, facsimile or comparable electronic system; or (iii) if sent by registered or certified mail or by other means which affords the sender evidence of delivery, on the date and time of receipt or attempted delivery if delivery has been refused or rendered impossible by the party being notified.

XI.  NON-WAIVER

     No failure of Franchisor to exercise any power reserved to it in this Agreement, or to insist upon compliance by Developer with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms of this Agreement. Waiver by Franchisor of any particular default shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature, nor shall any delay, forbearance, or omission of Franchisor to exercise any power or rights arising out of any breach or default by Developer of any of the terms, provisions, or covenants of this Agreement, affect or impair Franchisor's rights, nor shall such constitute a waiver by Franchisor of any rights hereunder or right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payments due to it shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer of any terms, covenants, or conditions of this Agreement.

XII. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     12.01. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Developer is an independent contractor, and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

     12.02. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement. Developer agrees to take such actions as shall be necessary to that end.

     12.03. Developer understands and agrees that nothing in this Agreement authorizes the Developer to make any contract, agreement, warranty, or representation on Franchisor's behalf, or to incur any debt or any other obligation in Franchisor's name, and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action or by reason of any act or omission of Developer, or any claim or judgement arising therefrom. Developer shall indemnify and hold Franchisor and Franchisor's officers, directors, shareholders, and employees, harmless against any and all such claims arising directly or indirectly from, as a result of, or in connection with Developer's activities, as well as the cost, including attorney's fees, of defending against such claims.

     12.04. Developer shall indemnify and hold Franchisor harmless for all costs, expenses, or losses incurred by Franchisor in enforcing the provisions hereof or in upholding the propriety of any action or determination by Franchisor pursuant to this Agreement, or arising in any manner from

Developer's breach of or failure to perform any covenant or obligation hereunder, including, without limitation, reasonable attorney's fees incurred by Franchisor in connection with any litigation relating to any aspect of this Agreement, unless Developer shall be found, after due legal proceedings, to have complied with all of the terms, provisions, conditions and covenants hereof.

XIII.  APPROVALS

       13.01. Whenever this Agreement requires the prior approval of Franchisor, Developer shall make a timely written request to Franchisor therefor, and, except as may otherwise be expressly provided herein, any approval or consent granted shall be in writing.

       13.02. Franchisor makes no warranties or guaranties upon which Developer may rely, and assumes no liability or obligation to Developer or any third party to which Franchisor would not otherwise be subject, by providing any waiver, approval, advice, consent, or services to Developer in connection with this Agreement, or by reason of any neglect, delay, or denial of any request therefor.

XIV.   ACKNOWLEDGMENT

       14.01. Developer acknowledges that the success of the business venture contemplated by this Agreement involves substantial business risks and will be largely dependent upon the ability of Developer as an independent businessman. Franchisor expressly disclaims the making of, and Developer acknowledges not having received, any warranty or guaranty, expressed or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

       14.02. Developer acknowledges that Developer has received, read, and understands this Agreement, the exhibits hereto, and agreements relating hereto, if any; and the Franchisor has accorded Developer ample time and opportunity to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

       14.03. Developer acknowledges that Developer has received a complete copy of this Agreement, the exhibits hereto, and agreements relating hereto, if any, at least five (5) business days prior to the date upon which this Agreement was executed. Developer further acknowledges that Developer has received the Uniform Franchise Offering Circular required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

XV.  SEVERABILITY AND CONSTRUCTION

     15.01. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect to bind the parties; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be part of this Agreement.

     15.02. Except as has been expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer, Franchisor, Franchisor's officers, directors, and employees, and Developer's and Franchisor's respective successors and assigns as may be contemplated (and, as to Developer, permitted) by Section VI hereof, any rights or remedies under or by reason of this Agreement.

     15.03. Developer expressly agrees to be bound by any covenant or promise imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court will hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such court order.

     15.04. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of the provisions hereof.

     15.05. All provisions of this Agreement which, by their terms or intent, are designed to survive the expiration or termination of this Agreement, shall so survive the expiration and/or termination of this Agreement.

     15.06. This Agreement may be executed in multiple originals and each copy so executed deemed an original.

XVI. ENTIRE AGREEMENT AND APPLICABLE LAW

     16.01. This Agreement, the documents referred to herein, and the exhibits hereto, constitute the entire, full, and complete agreement between Franchisor and Developer concerning the subject matter hereof and supersede any and all prior agreements. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change, or variance from this

Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

     16.02.    Applicable Law.  This Agreement takes effect upon its acceptance
               --------------
and execution by Franchisor and shall be interpreted and construed under the laws of the State of Georgia which laws shall prevail in the event of any conflict of law (without regard to, and without giving effect to, the application of Georgia choice of law or conflict of law rules); provided, however, that if the covenants in Article IX of this Agreement would not be enforceable under the laws of Georgia, then such covenants shall be interpreted and construed under the laws of the State in which the Developer operates the Franchised Units developed hereunder, or in the State where Developer is domiciled if Developer, at such time, is not operating any Franchised Units. Nothing in this Section XVI is intended by the parties to subject this Agreement to any franchise or similar law, rule, or regulation of the State of Georgia to which this Agreement would not otherwise be subject.

     16.03. The parties agree that any action brought by Developer against Franchisor in any court, whether federal or state, shall be brought within a court of competent jurisdiction in Atlanta, Georgia. Any action brought by Franchisor against Developer in any court, whether federal or state, may be brought within the state and in the judicial district in which Franchisor has its principal place of business or within a court of competent jurisdiction in Atlanta, Georgia. Developer hereby waives all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

     16.04. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy herein, or by law or equity provided or permitted; but each shall be cumulative of any other right or remedy provided in this Agreement.

     16.05. Nothing herein contained shall bar Franchisor's right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed, and delivered this Agreement in multiple originals as of the day and year first above-written.


SEATTLE'S BEST COFFEE, LLC.                          DEVELOPER:


By:____________________________                By:______________________________

Title:_________________________                Title:___________________________

                                   EXHIBIT A
                             DEVELOPMENT SCHEDULE



                                                       CUMULATIVE
NUMBER OF                                              NUMBER OF
FRANCHISED                                             FRANCHISED
UNITS                                                  UNITS
TO BE OPENED AND                                       TO BE OPEN AND IN
IN OPERATION                  DATE OPENED              OPERATION
------------                  -----------              ---------








                              TO BE INITIALED BY BOTH PARTIES:



                              FRANCHISOR: ________   DEVELOPER: _______

                                   EXHIBIT B


                        Description of Development Area
                        -------------------------------




(The following are specifically excluded from the Development Area: military bases, public transportation facilities, toll road plazas, universities, recreational theme parks and the interior-structural confines of shopping malls).


                        TO BE INITIALED BY BOTH PARTIES

                          FRANCHISOR: ________   DEVELOPER:_______

                                  EXHIBIT  C

                              FRANCHISE AGREEMENT
                              -------------------

                                                                   EXHIBIT 10.46


                      AMENDMENT TO DEVELOPMENT AGREEMENT
                     (Non-Exclusive Development Agreement)


     THIS AMENDMENT TO DEVELOPMENT AGREEMENT (this "Amendment") is made and entered into this ____ day of ___________________, 2000 by and between SEATTLE'S BEST COFFEE, L.L.C., a Washington limited liability company, with its principal offices at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352 (hereinafter referred to as "Franchisor") and ANTON'S AIRFOODS, INC., a Virginia corporation, with its principal offices at Ronald Reagan National Airport, Washington, DC 20001 (hereinafter referred to as "Developer").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Developer and Franchisor entered into a Seattle's Best Coffee Development Agreement dated ___________, 2000 (hereinafter the "Development Agreement"); and

     WHEREAS, Developer and Franchisor desire to amend the terms and conditions of the Development Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend the Development Agreement as follows:

     1. This Amendment shall be attached to, incorporated in, and become a part of, the Development Agreement. The terms and conditions stated in this Amendment, to the extent they are inconsistent with the terms and conditions stated in the Development Agreement, shall prevail over the terms of the Development Agreement.

     2. Section 2.01 of the Development Agreement is hereby deleted in its entirety and the following new provision is inserted in lieu thereof:

     "2.01. Franchisor hereby grants the Developer, subject to the terms and conditions of this Development Agreement and as long as Developer shall not be in default of this Agreement or any other development, franchise or other agreement between Developer and Franchisor, non-exclusive development rights to
obtain franchises to establish and operate      2     Franchised Units, and to
                                           ----------
use the SBC System solely in connection therewith, at specific locations to be designated in separate franchise agreements ("Franchise Agreements"), executed as provided in Section 3.01. hereof, and pursuant to the schedule set forth in Exhibit A to this Agreement ("Development Schedule"). Each Franchised Unit
---------
developed pursuant hereto shall be located in the area described in Exhibit B
                                                                    ---------
hereto ("Development Area")."

     3. Section 2.02 of the Development Agreement is hereby deleted in its entirety and the following new provision is inserted in lieu thereof:

         "2.02 This Agreement is non-exclusive. Franchisor retains the right at all times to establish or to license others to establish Franchised Units in the Development Area."

     4. This Amendment and the documents referred to herein, constitute the entire, full and complete agreement between Franchisor and Developer concerning the subject matter hereof and supersede any and all prior agreements. No other representations have induced Developer to execute this Amendment, and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein which are of any force or effect with reference to this Amendment or otherwise. No amendment, change, or variance from this Amendment shall be binding on either party unless executed in writing.

     5. The Development Agreement and this Amendment shall be governed by the laws of the State of Georgia, without regard to application of Georgia choice of law rules.

     6. The Development Agreement shall remain in full force and effect except as specifically amended herein.


     IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Amendment in duplicate on the day and year first written.



WITNESS:                                FRANCHISOR:
                                        SEATTLE'S BEST COFFEE, L.L.C.


__________________________              By:_______________________________
                                              Kenneth S. Kaplan
                                              Its Authorized Agent and
                                              Assistant General Counsel

WITNESS:                                DEVELOPER:
                                        ANTON'S AIRFOODS, INC.


__________________________              By: ______________________________
                                              Patricia Miller Anton
                                              President

                                       2